Exhibit 99.1

Triton International to be Acquired by Brookfield Infrastructure in a

$13.3 Billion Take-Private Transaction

Triton common shareholders to receive consideration valued at $85 per share, including $68.50 in cash and $16.50 in class A shares of Brookfield Infrastructure Corporation

Represents a 35% premium to Triton’s closing share price on April 11, 2023 and a 34%

premium to the 30-day volume-weighted average share price

HAMILTON, Bermuda—(PRNewswire)—April 12, 2023—Triton International Limited (NYSE: TRTN) (“Triton” or the “Company”) and Brookfield Infrastructure Partners L.P. (“BIP”) (NYSE: BIP, TSX: BIP.UN), through its subsidiary Brookfield Infrastructure Corporation (“BIPC”) and its institutional partners (collectively, “Brookfield Infrastructure”), jointly announce a definitive agreement for Triton to be acquired in a cash and stock transaction valuing the Company’s common equity at approximately $4.7 billion and reflecting a total enterprise value of approximately $13.3 billion.

“We believe this transaction provides an excellent outcome for all of Triton’s stakeholders,” commented Brian M. Sondey, Chief Executive Officer of Triton. “The sale price provides significant value to our investors and represents a 35% premium to yesterday’s closing share price. For our long-term shareholders, this transaction crystalizes a total shareholder return of approximately 700% since the 2016 merger of Triton and TAL International. For our customers and employees, Brookfield Infrastructure’s significant resources and long-term investment horizon will support Triton’s franchise, underpin our commitment to providing unrivaled service, and support continued investment in our growing business.”

“Triton is an attractive business with highly contracted and stable cash flows, strong margins and a track record of value creation,” said Sam Pollock, Chief Executive Officer of Brookfield Infrastructure. “This transaction provides Brookfield Infrastructure with a high going-in cash yield, strong downside protection, and a platform for growth in the transportation and logistics sector. The transaction consideration also provides the opportunity for Triton shareholders to benefit from owning a globally diversified portfolio of infrastructure assets within a platform that has a proven history of generating long-term value for its shareholders.”

Triton is the world’s largest owner and lessor of intermodal containers and is a critical provider of transportation logistics infrastructure supporting global supply chains. The Company has built an irreplaceable asset base, delivers high levels of utilization and maintains strong customer relationships. Triton is led by a proven management team and Brookfield Infrastructure looks forward to partnering with them to enhance the business under private ownership.

Brookfield Infrastructure intends to maintain Triton’s existing investment grade capital structure, uphold the highest operating and customer service standards for the benefit of Triton’s customers and stakeholders, and help grow the business, aided by Brookfield Infrastructure’s substantial access to long-term private capital.

Transaction Consideration

The total consideration of $85.00 per Triton common share (“Triton Share”) will consist of $68.50 in cash and $16.50 in BIPC class A exchangeable shares (“BIPC Shares”) (NYSE: BIPC, TSX: BIPC). At closing, BIP’s equity investment is expected to be approximately $1 billion, inclusive of the BIPC shares.

The stock portion of the consideration is subject to a collar, ensuring Triton shareholders receive the number of BIPC shares equal to $16.50 in value for every Triton Share if the ten-day VWAP of BIPC Shares (measured two days prior to closing) (the “BIPC Final Stock Price”) is between $42.36 and $49.23. Triton shareholders will receive 0.390 BIPC Shares for each Triton Share if the BIPC Final Stock Price is below $42.36, and 0.335 BIPC Shares for each Triton Share if the BIPC Final Stock Price is above $49.23. With the collar, between 18.4 and 21.3 million BIPC Shares will be issued to Triton shareholders.

Triton shareholders will be able to elect to receive the mixed cash/stock consideration described above, or all-cash or all-stock consideration, subject to proration to the extent cash or stock is oversubscribed. Regardless of the mix elected, the value per share will be equalized ahead of closing, such that the value of each election choice will be substantially the same.

Approvals and Timing

The transaction is expected to close in the fourth quarter of 2023, subject to customary closing conditions, including approval by Triton’s shareholders and receipt of required regulatory approvals. The transaction has been unanimously approved and recommended by the Board of Directors of Triton. The transaction has also received all required approvals from Brookfield Infrastructure, is not subject to a financing condition, and is not subject to approval from BIPC shareholders.

Prior to closing, Triton intends to maintain its current quarterly dividend on the Triton common shares. Upon the closing of the transaction, Triton’s common shares will be delisted from the New York Stock Exchange. Triton’s Series A-E cumulative redeemable perpetual preference shares will remain outstanding.

Advisors

Goldman Sachs & Co. LLC is serving as exclusive financial advisor to Triton and Sullivan & Cromwell LLP is serving as Triton’s legal advisor, with Appleby as Bermuda counsel.

Brookfield Infrastructure engaged BofA Securities and Mizuho Securities USA LLC as joint financial advisors and Skadden, Arps, Slate, Meagher & Flom LLP as legal advisor. Brookfield Infrastructure Corporation engaged Torys LLP to serve as legal counsel and was advised by MUFG.

About Triton International Limited

Triton International Limited is the world’s largest lessor of intermodal freight containers. With a container fleet of over 7 million twenty-foot equivalent units, Triton’s global operations include acquisition, leasing, re-leasing and subsequent sale of multiple types of intermodal containers and chassis.

About Brookfield Infrastructure

Brookfield Infrastructure is a leading global infrastructure company that owns and operates high-quality, long-life assets in the utilities, transport, midstream and data sectors across North and South America, Asia Pacific and Europe. Brookfield Infrastructure is focused on assets that generate stable cash flows and require minimal maintenance capital expenditures. Investors can access its portfolio either through Brookfield Infrastructure Partners L.P. (NYSE: BIP; TSX: BIP.UN), a Bermuda-based limited partnership, or Brookfield Infrastructure Corporation (NYSE, TSX: BIPC), a Canadian corporation. Further information is available at https://bip.brookfield.com.

Brookfield Infrastructure is the flagship listed infrastructure company of Brookfield Corporation, a global alternative asset manager with approximately $800 billion of assets under management. For more information, go to https://brookfield.com.

Contact

For Triton:

Media	Investor Relations
Jenifer Hollander	Andrew Kohl
Managing Director Teneo	Vice President Corporate Strategy & Investor Relations
Tel: +1 (646) 994-0342	Tel: +1 (914) 697-2900
Email: jenifer.hollander@teneo.com	Email: akohl@trtn.com

For Brookfield Infrastructure:

Media	Investor Relations
Kerrie McHugh Hayes	Stephen Fukuda
Managing Director Corporate Communications	Vice President Corporate Development & Investor Relations
Tel: +1 (212) 618-3469	Tel: +1 (416) 369-6005
Email: kerrie.mchugh@brookfield.com	Email: stephen.fukuda@brookfield.com

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements.” Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include the following: risks related to the satisfaction or waiver of the conditions to closing the proposed acquisition (including the failure to obtain necessary regulatory approvals and failure to obtain the requisite vote by the Triton’s shareholders) in the anticipated timeframe or at all, including the possibility that the proposed acquisition does not close; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, including in circumstances requiring Triton to pay a termination fee; the possibility that competing offers may be made; risks related to the ability to realize the anticipated benefits of the proposed acquisition, including the possibility that the expected benefits from the acquisition will not be realized or will not be realized within the expected time period; disruption from the transaction making it more difficult to maintain business and operational relationships; continued availability of capital and financing and rating agency actions; disruptions in the financial markets; certain restrictions during the pendency of the transaction that may impact Triton’s ability to pursue certain business opportunities or strategic transactions; risks related to diverting management’s attention from Triton’s ongoing business operation; negative effects of this announcement or the consummation of the proposed acquisition on the market price of Triton’s common shares or BIPC Shares and/or operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition, other business effects and uncertainties, including the effects of industry, market, business, economic, political or regulatory conditions; decreases in the demand for leased containers; decreases in market leasing rates for containers; difficulties in re-leasing containers after their initial fixed-term leases; customers’ decisions to buy rather than lease containers; increases in the cost of repairing and storing Triton’s off-hire containers; Triton’s dependence on a limited number of customers and suppliers; customer defaults; decreases in the selling prices of used containers; the impact of COVID-19 or future global pandemics on Triton’s business and financial results; risks resulting from the political and economic policies of the United States and other countries, particularly China, including but not limited to, the impact of trade wars, duties, tariffs or geo-political conflict; risks stemming from the international nature of Triton’s business, including global and regional economic conditions, including inflation and attempts to control inflation, and geopolitical risks such as the ongoing war in Ukraine; extensive competition in the container leasing industry and developments thereto; decreases in demand for international trade; disruption to Triton’s operations from failures of, or attacks on, Triton’s information technology systems; disruption to Triton’s operations as a result of natural disasters; compliance with laws and regulations related to economic and trade sanctions, security, anti-terrorism, environmental protection and anti-corruption; the availability and cost of capital; restrictions imposed by the terms of Triton’s debt agreements; and changes in tax laws in Bermuda, the United States and other countries.

You should carefully consider the foregoing factors and the other risks and uncertainties that affect Triton’s business described in the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” sections of its Annual Report on Form 10-K and other documents filed from time to time with the U.S. Securities and Exchange Commission (the “SEC”), and BIPC’s business described in the “Risk Factors” and “Forward-Looking Statements” sections of its Annual Report on Form 20-F, all of which are available at www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Triton and BIPC assume no obligation to, and do not intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law. Triton and BIPC do not give any assurance that it will achieve its expectations.

Additional Information and Where to Find It

In connection with the proposed transaction, BIPC intends to file a registration statement on Form F-4 with the SEC that will include a proxy statement for a special meeting of Triton’s shareholders to approve the proposed transaction and that will also constitute a prospectus for the BIPC Shares that will be issued in the proposed transaction. Each of BIPC and Triton may also file other relevant documents with the SEC and, in the case of BIPC, with the applicable Canadian securities regulatory authorities, regarding the proposed acquisition. This communication is not a substitute for the registration statements, the proxy statement/prospectus (if and when available) or any other document that BIPC or Triton may file with the SEC and, in the case of BIPC, with the applicable Canadian securities regulatory authorities, with respect to the proposed transaction. The definitive proxy statement/prospectus will be mailed to Triton’s shareholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENTS, THE PROXY STATEMENT/PROSPECTUS, ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC OR APPLICABLE CANADIAN SECURITIES REGULATORY AUTHORITIES CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT BIPC, TRITON AND THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain copies of these materials (if and when they are available) and other documents containing important information about BIPC, Triton and the proposed transaction, once such documents are filed with the SEC free of charge through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC or applicable Canadian securities regulatory authorities by BIPC will be made available free of charge on BIPC’s website at https://bip.brookfield.com/bip/reports-filings/regulatory-filings. Copies of documents filed with the SEC by Triton will be made available free of charge on Triton’s investor relations website at https://tritoninternational.com/investors.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in Solicitation

BIPC, Triton and their respective directors and certain of their executive officers and other employees may be deemed to be participants in the solicitation of proxies from Triton’s shareholders in connection with the proposed transaction. Information about Triton’s directors and executive officers is set forth in the proxy statement for Triton’s 2023 Annual Meeting of Shareholders, which was filed with the SEC on March 15, 2023. Information about BIPC’s directors and executive officers is set forth in BIPC’s Annual Report on Form 20-F, which was filed with the SEC on March 17, 2023. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement and other relevant materials regarding the acquisition to be filed with the SEC in respect of the proposed transaction when they become available. These documents can be obtained free of charge from the sources indicated above in “Additional Information and Where to Find It”.